UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2017

Vanguard Natural Resources, LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33756	61-1521161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5847 San Felipe, Suite 3000
Houston, Texas 77057
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (832) 327-2255

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

The descriptions of the Plan, the Restructuring Support Agreement, the Backstop Commitment Agreement and the Equity Commitment Agreement (each as defined below) included in Item 1.03 of this Current Report on Form 8-K are incorporated by reference into this item.

Item 1.03 Bankruptcy or Receivership.

As previously disclosed, Vanguard Natural Resources, LLC (the “Company”) and certain subsidiaries (such subsidiaries, together with the Company, the “Debtors”) filed voluntary petitions for relief (the cases commenced thereby, the “Chapter 11 Cases”) under chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”). The Chapter 11 Cases are being administered under the caption In re Vanguard Natural Resources, LLC et al.
Approval of Disclosure Statement
On June 6, 2017, the Bankruptcy Court entered the Order: (I) Approving Debtors’ Disclosure Statement for Second Amended Joint Plan of Reorganization; (II) Establishing Voting Record Date; (III) Approving Solicitation Packages and Distribution Procedures; (IV) Approving Forms of Ballot and Establishing Procedures for Voting on Joint Plan of Reorganization; (V) Approving Forms of Notice to Non-Voting Classes under Plan; (VI) Establishing Voting Deadline to Accept or Reject Plan; (VII) Approving Procedures for Vote Tabulations; (VIII) Approving Rights Offering Procedures and Related Materials; and (IX) Establishing Confirmation Hearing Date and Notice and Objection Procedures in Respect Thereof (the “Order”), which approved the Debtors’ disclosure statement filed on May 31, 2017 ( the “Disclosure Statement”) relating to the Second Amended Joint Plan of Reorganization Pursuant to Chapter 11 of the Bankruptcy Code, dated as of May 31, 2017 (as modified, amended or supplemented from time to time, the “Plan”) as containing adequate information pursuant to section 1125(b) of the Bankruptcy Code for use in the solicitation of acceptances or rejections of the Plan. On June 7, 2017, the Debtors filed with the Bankruptcy Court the solicitation version of the Plan, dated as of May 31, 2017, which is attached as Exhibit 2.1 to this Current Report on Form 8-K. This Current Report on Form 8-K, including the summary of the key features of the Plan, is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.
The description of the Disclosure Statement in this Current Report on Form 8-K is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Disclosure Statement approved by the Order.
Amendment to Restructuring Support Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed on February 2, 2017, prior to commencing the Chapter 11 Cases, the Debtors entered into a Restructuring Support Agreement, dated as of February 1, 2017 (as modified, amended or supplemented from time to time, the “Restructuring Support Agreement”), which sets forth, subject to certain conditions, the commitment of the Debtors and the Restructuring Support Parties (as defined below) to support a comprehensive restructuring of the Debtors’ long-term debt effectuated through the Plan. The Company initially entered into the Restructuring Support Agreement with (i) certain holders (the “Consenting 2020 Noteholders”) of the 7.875% Senior Notes due 2020 (the “Senior Notes due 2020”); (ii) certain holders (the “Consenting 2019 Noteholders and, together with the Consenting 2020 Noteholders, the “Consenting Senior Noteholders) of the 8 3/8% Senior Notes due 2019 (the “Senior Notes due 2019,” and all claims arising under or in connection with the Senior Notes due 2020 and Senior Notes due 2019, the “Senior Note Claims”); and (iii) certain holders (the “Consenting Second Lien Noteholders”) of the 7.0% Senior Secured Second Lien Notes due 2023.
On June 6, 2017, certain lenders under the Company’s Third Amended and Restated Credit Agreement among Vanguard Natural Gas, LLC, as borrower, each guarantor thereunder, Citibank, N.A., as administrative agent, and the lenders from time to time party thereto, dated as of September 30, 2011, became parties to the amended Restructuring Support Agreement dated as of May 23, 2017 (such lenders, the “Consenting RBL Lenders” and, together with the Consenting Senior Noteholders and Consenting Second Lien Noteholders, the “Restructuring Support Parties”). The Restructuring Support Agreement, as amended, is included as an exhibit to the Disclosure Statement approved by the Order, and a summary of the restructuring transactions agreed to by the Restructuring Support Parties and to be effectuated through the Plan is included below.

The descriptions in this Current Report on Form 8-K of the Restructuring Support Agreement and the proposed transactions thereto constitute only a summary, do not purport to be complete and are qualified in their entirety by reference to the Restructuring Support Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Backstop Commitment Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed on March 2, 2017, on February 24, 2017, the Company entered into the Backstop Commitment and Equity Investment Agreement (as modified, amended or supplemented from time to time, the “Backstop Commitment Agreement”) with the commitment parties thereto (the “Commitment Parties”), pursuant to which the Commitment Parties, which are also Consenting Senior Noteholders under the Restructuring Support Agreement, have agreed to backstop a total of $255.75 million in new-money investments in the Debtors pursuant to rights offerings to be conducted in accordance with the Plan. The Company and Commitment Parties entered into an amended and restated Backstop Commitment Agreement dated as of May 23, 2017, to, among other things, (i) provide for the backstopped Rights Offering previously contemplated to be conducted pursuant to Section 1145 of the Bankruptcy Code to be conducted as multiple exempt offerings: (A) the 1145 Rights Offering and (B) the Accredited Investor Rights Offering and (ii) include a backstop to the Exit Term Loan (each capitalized term not defined in this paragraph has the meaning assigned to it in the Backstop Commitment Agreement). The Backstop Commitment Agreement, as amended and restated, is included as an exhibit to the Disclosure Statement approved by the Order, and a summary of the transactions agreed to by the Commitment Parties and to be effectuated through the Plan is included below.
The descriptions in this Current Report on Form 8-K of the Backstop Commitment Agreement and the proposed transactions thereto constitute only a summary, do not purport to be complete and are qualified in their entirety by reference to the Backstop Commitment Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.
Amendment to Equity Commitment Agreement
As previously disclosed in the Company’s Current Report on Form 8-K filed on March 2, 2017, on February 24, 2017, the Company entered in to the Equity Commitment Agreement (as modified, amended or supplemented from time to time, the “Equity Commitment Agreement”) with certain of the Consenting Second Lien Noteholders (the “Second Lien Investors”) to purchase $19.25 million in equity in the reorganized Company at a 25% discount to the Company’s total enterprise value. On May 23, 2017, the Company and the Second Lien Investors entered into an amended and restated Equity Commitment Agreement to revise the Company’s total enterprise value.
The descriptions in this Current Report on Form 8-K of the Equity Commitment Agreement and the proposed transactions thereto constitute only a summary, do not purport to be complete and are qualified in their entirety by reference to the Equity Commitment Agreement, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
Summary of the Plan
The following is a summary of the material terms of the Plan. This summary highlights only certain substantive provisions of the Plan and is not intended to be a complete description of the Plan. The Plan is subject to acceptance by the Debtors’ creditors (as and to the extent required under the Bankruptcy Code) and confirmation by the Bankruptcy Court. Information contained in the Plan and the Disclosure Statement is subject to change, whether as a result of amendments to the Plan, third-party actions, or otherwise. Capitalized terms used but not defined in this Current Report on 8-K are defined in the Plan.
The Plan provides for the reorganization of the Debtors as a going concern and will significantly reduce long-term debt and annual interest payments of the reorganized Debtors. Among other things, the Plan provides for:

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The Rights Offering, consisting of (i) a $10.176081 million rights offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 1145 of the Bankruptcy Code, pursuant to which Holders of Senior Notes Claims are entitled to purchase equity in Reorganized VNR Finance, (ii) a $117.698919 million rights offering to be conducted in reliance upon the exemption from registration under the Securities Act provided in section 4(a)(2) of the Securities Act, pursuant to which Accredited Investor Eligible Holders of Senior Notes Claims are entitled to purchase equity in Reorganized VNR Finance, and (iii) a $127.875 million equity investment, pursuant to which the Commitment Parties will purchase equity in Reorganized VNR Finance. The Rights Offering Shares equal 84.8% of the New Common Stock, subject to dilution by the GUC Rights Offering, the New Management Incentive Plan, the New Common Stock issuable upon exercise of the New Warrants, and the New Common Stock issued to Encana;

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A fully committed $19.25 million equity investment from the Second Lien Investors for shares of New Common Stock equal to 6.4% of the aggregate New Common Stock as of the Effective Date and subject to dilution as set forth in the Plan;

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A full recovery for Holders of Allowed Lender Claims consisting of (i) cash in the amount of the Credit Agreement Interest plus (ii) cash in the amount of its Pro Rata share of the Glasscock Sale Proceeds. In addition, each such Holder shall receive treatment under either Option 1 or Option 2 below. If the Holder elects (or is deemed to elect, upon its execution of the Exit Facility Credit Agreement) Option 1 on its Ballot, it shall also receive its Option 1 Pro Rata Share of (i) the Lender Paydown, (ii) the Exit Revolving Loans, and (iii) the Exit Term A Loans. If such Holder elects Option 2 on its Ballot, it shall also receive its Option 2 Pro Rata Share of the Exit Term B Loans;

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The issuance of new notes to Holders of Allowed Second Lien Notes Claims in an aggregate principal amount of approximately $78.075297 million, plus accrued and unpaid postpetition interest through the Effective Date;

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The GUC Rights Offering is in an amount equal to 21.86% of the total amount of all Allowed General Unsecured Claims and Allowed Encana Claims; provided that in no event shall the GUC Rights Offering Amount exceed (a) with respect to Holders of Allowed General Unsecured Claims, $7,651,000 (such amount to be reduced, pro rata, for the proportion of General Unsecured Claims for which an election to participate in the GUC Cash Pool was made) and (b) with respect to Encana, 21.86% of the amount of the Allowed Encana Claims (such amount to be reduced to reflect the same final rate, as a percentage of Allowed Claims, at which Holders of Allowed General Unsecured Claims electing to receive distributions from the GUC Equity Pool are able to subscribe for in the GUC Rights Offering in accordance with the GUC Rights Offering Procedures);

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With respect to holders of VNR Preferred Units, on the Effective Date, except to the extent that a Holder of VNR Preferred Units agrees to less favorable treatment of its VNR Preferred Units, and subject to the terms of the Restructuring Transactions, all VNR Preferred Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Preferred Unit, each Holder of VNR Preferred Units shall receive: (a) if Class 6, Class 7, Class 8, Class 9, and Class 12 are each determined to have voted to accept the Plan in accordance with the Bankruptcy Code, such Holder’s Pro Rata share of (i) the VNR Preferred Unit Equity Distribution and (ii) VNR Preferred Unit New Warrants; or (b) if Class 6, Class 7, Class 8, Class 9, or Class 12 is determined to have voted to reject the Plan in accordance with the Bankruptcy Code, no distribution; provided that each Holder of VNR Preferred Units shall be given the opportunity to elect to waive its recovery, in which case the VNR Preferred Unit Equity Distribution and VNR Preferred Unit New Warrants that such Holder would have been entitled to receive shall be cancelled and of no further effect; and

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With respect to holders of VNR Common Units, on the Effective Date, except to the extent that a Holder of VNR Common Units agrees to less favorable treatment of its VNR Common Units, and subject to the terms of the Restructuring Transactions, all VNR Common Units shall be cancelled and shall be of no further force and effect, whether surrendered for cancellation or otherwise, and in full and final satisfaction, settlement, release, and discharge of and in exchange for each VNR Common Unit, each Holder of VNR Common Units shall receive: (a) if Class 6, Class 7, Class 8, Class 9, Class 12, and Class 13 are each determined to have voted to accept the Plan in accordance with the Bankruptcy Code, such Holder’s Pro Rata share of the VNR Common Unit New Warrants; or (b) if Class 6, Class 7, Class 8, Class 9, Class 12, or Class 13 is determined to have voted to reject the Plan in accordance with the Bankruptcy Code, no distribution; provided that each Holder of VNR Common Units shall be given the opportunity to elect to waive its recovery, in which case the VNR Common Unit New Warrants that such Holder would have been entitled to receive shall be cancelled and of no further effect.

Prior to the Effective Date, the Debtors will distribute waiver election forms to the Holders of VNR Preferred Units and VNR Common Units, pursuant to which the Holders may elect to waive and decline any distribution on account of their VNR Preferred Units or VNR Common Units, as applicable.  These waiver election forms will set forth instructions by which such Holders may make the election by either (i) electronically delivering their VNR Preferred Unit or VNR Common Unit positions through The Depository Trust Company's Automated Tender Offer Program (if the Holder holds its VNR Preferred Units or VNR Common Units through a Nominee) or (ii) marking such election on the form and returning the form to Prime Clerk LLC (if the VNR Preferred Units or VNR Common Units, as applicable, are held directly in the Holder’s name on the books and records of the stock transfer agent and not through a nominee).
The descriptions in this Current Report on Form 8-K of the Plan and the proposed transactions to be effectuated through the Plan constitute only a summary, do not purport to be complete and are qualified in their entirety by reference to the Plan, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01 Regulation FD Disclosure
Pursuant to the Order, the Debtors are authorized to include the Executive Summary of Treatment of VNR Preferred Units and VNR Common Units under Second Amended Join Plan of Reorganization of Vanguard Natural resources, LLC, Et Al., Pursuant to Chapter 11 of the Bankruptcy Code (the “Executive Summary”) in connection with solicitation of such unit holders, which was filed with the Bankruptcy Court and approved in the Order. The Executive Summary provides a summary of the Plan and the Disclosure Statement and describes the proposed treatment of equity holders under the Plan. The Executive Summary is being furnished in this Current Report on Form 8-K.as Exhibit 99.1.
The information in Item 7.01 of this Current Report on Form 8-K, including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any of the Debtors’ filings under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.
Forward-Looking Statements
Statements in this Current Report on Form 8-K that relate to future results and events are not facts and constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Debtors’ current expectations, estimates and assumptions and, as such, involve certain risks and uncertainties. The ability of the Debtors to predict results or the actual effects of its plans and strategies is subject to inherent uncertainty. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “intends,” “believes,” “expects,” “will,” and similar expressions, are statements that could be deemed to be forward-looking statements. In addition, the forward-looking statements represent the Debtors’ views as of the date as of which they were made. The Debtors anticipate that subsequent events and developments may cause their views to change. However, although the Debtors may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Debtors’ views as of any date subsequent to the date hereof.

Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which was filed with the Securities and Exchange Commission on March 15, 2017, under the headings “Risk Factors” and “Forward-Looking Statements.” Additional risks include, but are not limited to, those associated with the Debtors’ filing for relief under Chapter 11 of the Bankruptcy Code.

Item 8.01

The Debtors caution that trading in the Debtors’ securities during the pendency of the anticipated Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Debtors’ securities may bear little or no relationship to the actual recovery, if any, by holders of the Debtors’ securities in the Chapter 11 Cases.

 Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Second Amended Chapter 11 Joint Plan of Reorganization of Vanguard Natural Resources, LLC, et al., dated May 31, 2017.
10.1
Restructuring Support Agreement, dated as of February 1, 2017, reflecting amendments implemented by Amendment dated May 23, 2017, among the Company, the Restructuring Support Parties, and the Commitment Parties thereto.

10.2
Amended and Restated Backstop Commitment Agreement, dated May 23, 2017, reflecting amendments implemented by Amendment dated May 23, 2017, among the Company, the Restructuring Support Parties, and the Commitment Parties thereto

10.3	Amended and Restated Equity Commitment Agreement, dated as of May 23, 2017, among the Company and the Investors party thereto
99.1	Executive Summary of Treatment of VNR Preferred Units and VNR Common Units under Second Amended Chapter 11 Plan of Reorganization for the Debtors

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANGUARD NATURAL RESOURCES, LLC

	By:	/s/ Richard A. Robert
	Name:	Richard A. Robert
	Title:	Executive Vice President and Chief Financial Officer
Dated: June 8, 2017		(Principal Financial Officer and Principal Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1	Second Amended Chapter 11 Joint Plan of Reorganization of Vanguard Natural Resources, LLC, et al., dated May 31, 2017.
10.1
Restructuring Support Agreement, dated as of February 1, 2017, reflecting amendments implemented by Amendment dated May 23, 2017, among the Company, the Restructuring Support Parties, and the Commitment Parties thereto.

10.2
Amended and Restated Backstop Commitment Agreement, dated May 23, 2017, reflecting amendments implemented by Amendment dated May 23, 2017, among the Company, the Restructuring Support Parties, and the Commitment Parties thereto

10.3	Amended and Restated Equity Commitment Agreement, dated as of May 23, 2017, among the Company and the Investors party thereto
99.1	Executive Summary of Treatment of VNR Preferred Units and VNR Common Units under Second Amended Chapter 11 Plan of Reorganization for the Debtors